SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 17, 2021

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2021, EnPro Industries, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”) dated as of December 17, 2021 among the Company and EnPro Holdings, Inc., a wholly owned subsidiary of the Company (“EnPro Holdings”), as borrowers, certain foreign subsidiaries of the Company from time to time party thereto, as designated borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  The Amended Credit Agreement amends, restates and replaces the Second Amended and Restated Credit Agreement dated as of June 28, 2018, as amended, among the Company and EnPro Holdings as borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Amended Credit Agreement provides for credit facilities in the initial aggregate principal amount of $1,007.5 million, consisting of (1) a five-year, senior secured revolving credit facility of $400.0 million (the “Revolving Credit Facility”), (2) a $142.5 million senior secured term loan facility in replacement of the Company’s existing senior secured term loan facility, maturing September 25, 2024 (the “Term Loan A-1 Facility”), (3) a five-year, senior secured term loan facility of $315 million (the “Term Loan A-2 Facility”) and (4) a 364-day, senior secured term loan facility of $150 million (the “364-Day Facility” and together with the Revolving Credit Facility, the Term Loan A-1 Facility and the Term Loan A-2 Facility, the “Facilities”).  The Amended Credit Agreement also provides that the borrowers may seek incremental term loans and/or additional revolving credit commitments in an amount equal to the greater of $275.0 million and 100% of consolidated EBITDA for the most recently ended four-quarter period for which the Company has reported financial results, plus additional amounts based on a consolidated senior secured leverage ratio.  The Amended Credit Agreement became effective on December 17, 2021.

Initially, borrowings under the Facilities (other than the 364-Day Facility) bear interest at an annual rate of LIBOR plus 1.75% or base rate plus 0.75%, although these interest rates are subject to incremental increase or decrease based on a consolidated total net leverage ratio.  Borrowings under the 364-Day Facility bear interest at an annual rate of LIBOR plus 1.50% or base rate plus 0.50%.  In addition, a commitment fee accrues with respect to the unused amount of the Revolving Credit Facility at an annual rate of 0.225%, which rate is also subject to incremental increase or decrease based on a consolidated total net leverage ratio.  The Amended Credit Agreement contains customary LIBOR replacement provisions.

The Term Loan A-1 Facility will amortize on a quarterly basis in an annual amount equal to 2.5% of the original principal amount of the Term Loan A-1 Facility ($150.0 million) in year one after the closing, 5.0% of such original principal amount in year two and 1.25% of such original principal amount in each of the first three quarters of year three, with the remaining outstanding principal amount payable at maturity.  The Term Loan A-2 Facility will amortize on a quarterly basis in an annual amount equal to 2.5% of the original principal amount of the Term Loan A-2 Facility in each of years one through three, 5.0% of such original principal amount in year four and 1.25% of such original principal amount in each of the first three quarters of year five, with the remaining outstanding principal amount payable at maturity.  The 364-Day Facility will not amortize and will be payable in full at maturity.  The Facilities are subject to prepayment with the net cash proceeds of certain asset sales, casualty or condemnation events and non-permitted debt issuances.

The Company and EnPro Holdings are the permitted borrowers under the Facilities.  The Company may also from time to time designate any of its wholly owned foreign subsidiaries as a borrower under the Revolving Credit Facility.  Each of the Company’s domestic subsidiaries (other than any subsidiaries that may be designated as “unrestricted” by the Company from time to time, and inactive subsidiaries) is required to guarantee the obligations of the borrowers under the Facilities, and each of the Company’s existing domestic subsidiaries (other than inactive subsidiaries) has entered into the Amended Credit Agreement to provide such a guarantee.

Borrowings under the Facilities are secured by a first priority pledge of the following assets:

•	100% of the capital stock of each domestic subsidiary of the Company (other than unrestricted or inactive subsidiaries);

•	65% of the capital stock of any first tier foreign subsidiary of the Company and its domestic subsidiaries (other than unrestricted or inactive subsidiaries); and

•
substantially all of the assets (including, without limitation, machinery and equipment, inventory and other goods, accounts receivable, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, trade names, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds and cash, but excluding real estate interests) of the Company and its domestic subsidiaries (other than unrestricted or inactive subsidiaries).

The Amended Credit Agreement contains certain financial covenants and required financial ratios, including:

•
a maximum consolidated total net leverage ratio of not more than 4.75 to 1.0 (with total debt, for the purposes of such ratio, to be net of up to $150 million of unrestricted cash of the Company and its consolidated subsidiaries), which ratio will decrease to 4.5 to 1.0 for each fiscal quarter beginning with the first full fiscal quarter ending after the fiscal quarter during which the previously announced sale of the Company’s CPI business is completed (or the definitive agreement therefor expires) and ending with the fiscal quarter ending December 31, 2022, and to 4.0 to 1.0 for each fiscal quarter thereafter; and, once so decreased to 4.0 to 1.0, may be increased (up to three times) at the borrowers’ option to not more than 4.5 to 1.0 for the four-quarter period following a significant acquisition; and

•	a minimum consolidated interest coverage ratio of at least 2.5 to 1.0.

The Amended Credit Agreement contains affirmative and negative covenants (subject, in each case, to customary and other exceptions and qualifications), including covenants that limit the ability of the Company and its subsidiaries to, among other things:

•	grant liens on assets;

•	incur additional indebtedness (including guarantees and other contingent obligations);

•	make certain investments (including loans and advances);

•	merge or make other fundamental changes;

•	sell or otherwise dispose of property or assets;

•	pay dividends and other distributions and prepay certain indebtedness;

•	make changes in the nature of its business;

•	enter into transactions with affiliates;

•	enter into burdensome contracts; and

•	modify or terminate documents related to certain indebtedness.

The Amended Credit Agreement contains events of default including, but not limited to, nonpayment of principal or interest, violation of covenants, breaches of representations and warranties, cross-default to other debt, bankruptcy and other insolvency events, material judgments, certain ERISA events, actual or asserted invalidity of loan documentation, certain changes of control of the Company, and the invalidity of subordination provisions of subordinated indebtedness.

The foregoing description of the Amended Credit Agreement is qualified in its entirety to the terms of the Amended Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on November 4, 2021, EnPro Holdings entered into a Purchase and Sale Agreement dated as of November 4, 2021 (the “Purchase Agreement”) with TCFII NxEdge Holdings, LLC (the “Seller”) and TCFII NxEdge LLC (“NxEdge”) providing for the sale by the Seller to EnPro Holdings of all issued and outstanding membership interests of NxEdge (the “Purchase Transaction”).  The Purchase Transaction was completed on December 17, 2021 (the “Closing Date”).

The consideration paid by EnPro Holdings in the Purchase Transaction is $850.0 million in cash, subject to potential adjustment in accordance with the terms of the Purchase Agreement based on the amount, on the Closing Date, of cash, debt and working capital of NxEdge, as well as for the amount of specified selling and other expenses of NxEdge.  EnPro Holdings used available cash and borrowings under the Amended Credit Agreement to fund the payment of the purchase consideration.

NxEdge is an advanced manufacturing, cleaning, coating, and refurbishment business focused on the semiconductor value chain, with six main facilities located in Idaho and California.  Upon the closing of the Purchase Transaction, NxEdge has been included as part of the Company’s Advanced Surface Technologies (AST) segment.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 5, 2021 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired

As permitted under Item 9.01(a)(4) of Form 8-K, the required financial statements will be filed by an amendment to this Current Report on Form 8-K no later than the date specified by Item 9.01(a)(4).

(b)          Pro Forma Financial Information

As permitted under Items 9.01(a)(4) and 9.01(b) of Form 8-K, the required pro forma financial information will be filed by an amendment to this Current Report on Form 8-K no later than the date specified by Item 9.01(a)(4).

(d)          Exhibits

Exhibit 2.1
Purchase and Sale Agreement dated as of November 4, 2021 among TCFII NxEdge Holdings, LLC, TCFII NxEdge LLC and EnPro Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8‑K filed by EnPro Industries, Inc. on November 5, 2021 (File No. 001-31225))

Exhibit 10.1
Third Amended and Restated Credit Agreement dated as of December 17, 2021 among EnPro Industries, Inc. and EnPro Holdings, Inc., as borrowers, certain foreign subsidiaries of EnPro Industries, Inc. from time to time party thereto, as designated borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2021

ENPRO INDUSTRIES, INC.
By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary